Exhibit 10.2

REAFFIRMATION

OF UNLIMITED CONTINUING GUARANTY

This REAFFIRMATION OF UNLIMITED GUARANTY (the “Reaffirmation”), dated as of October 22, 2020, made by CVD Equipment Corporation (the “Guarantor”), in favor of HSBC Bank USA, National Association, having an office at 534 Broad Hollow Road, Melville, New York 11747 (the “Bank”).

WITNESSETH:

WHEREAS, the Guarantor has executed and delivered certain Unlimited Guaranty dated November 30, 2017 made by the undersigned Guarantor in favor of the Bank (the "Original Guaranty") guaranteeing the payment and performance of all obligations of 555 N Research Corporation (the “Borrower) to the Bank; and

WHEREAS, the Borrower is now executing a Second Mortgage Modification Agreement of even date herewith (all of the loan documents executed in connection with the Mortgage Modification Agreement and Original Guaranty, including the documents executed in connection with the original mortgage loan made to Borrower in the amount of Ten Million Three Hundred Eighty-Seven Thousand Five Hundred and 00/100 ($10,387,500.00) Dollars dated November 30, 2017, and as same may modified or restated, collectively the “Loan Documents”), and in connection therewith, the Bank requires that the Guarantor reaffirm and ratify all the terms, conditions, representations and covenants contained in the Original Guaranty.

NOW, THEREFORE, for good and valuable consideration the Guarantors hereby irrevocably and unconditionally acknowledge and confirm to the Bank, and its successors and assigns, the following:

1.     The Guaranty continues in full force and effect and is a valid and binding obligation of the undersigned Guarantor in accordance with the terms of the Original Guaranty, that no defenses, offsets, claims, counterclaims exist with respect to such Original Guaranty, and that such Original Guaranty is enforceable in accordance with its terms, and guarantees and shall continue to guarantee in accordance with its terms the performance of all amounts and obligations guaranteed thereby, including without limitation, in addition to all other liabilities and obligations guaranteed thereby, all liabilities and obligations of the Borrower to the Bank respecting all of the Loan Documents including, without limitation, interest, attorneys' fees and other amounts accruing after the filing of a petition in bankruptcy by or against the Borrower, notwithstanding the discharge of Borrower from such obligations, together with all costs and expenses incurred by the Bank in connection with such obligations, the Original Guaranty, as affected hereby, and the enforcement thereof.

2.     The undersigned further covenant and agree that their liability under the Guaranty is unaffected by the execution and delivery of the Second Mortgage Modification Agreement, a copy of which the undersigned acknowledge receiving.

3.     By executing this Reaffirmation, the undersigned Guarantor represents that its has the power to execute this Agreement, and the execution of this Agreement has been duly authorized by all necessary corporate action and that the authority of the undersigned to execute this Agreement as Chief Financial Officer and bind the undersigned corporation as stated in its Secretary Certificate-Corporate Guarantor of even date herewith.

[Signatures contained on the following page]

This Reaffirmation is being made as of the 22 day of October, 2020.

Guarantor:

CVD EQUIPMENT CORPORATION

By:__________________________________

Thomas McNeill

Chief Financial Officer

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